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EXHIBIT 3.01 - RESTATE ARTICLES OF INCORPORATION OF STEAK N SHAKE, INC.

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               STEAK n SHAKE, INC.

NAME

          The name of the Corporation is STEAK n SHAKE, INC.

PURPOSES

          The purposes for which the Corporation is formed are:

SPECIFIC PURPOSE. To engage in the restaurant business.

GENERAL BUSINESS PURPOSES. To manufacture, in whole or in part, design, develop, produce, assemble, fabricate, lease, purchase or otherwise acquire; to invest in, own, hold, use, license the use of, install, handle, maintain, service or repair; to sell, pledge, mortgage, exchange, distribute, lease, assign and otherwise dispose of, and generally to trade and deal in and deal with, as principal or agent, export and import, at wholesale, retail, or on commission, in every manner, goods, wares, merchandise, commodities, products, materials, and articles of commerce and property of every kind, class and description. In general, to engage in any lawful activity or business whatsoever, including but not limited to the following enumerated corporate purposes and powers.

TO DEAL IN PERSONAL PROPERTY. To acquire by purchase, exchange, lease or otherwise, and to hold, own, use, manufacture, improve, mortgage, pledge, hypothecate, sell, lease, exchange or otherwise dispose of, alone or in conjunction with others, personal property, tangible and intangible, of every kind, character and description whatsoever and wheresoever situated, and any interest therein, including, but without limiting the generality thereof, shares of capital stock, warrants, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action, and evidences of indebtedness or interest, issued or created by any corporation, joint stock company, syndicate, association, firm, trust, government or person, public or private, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right, if any, to vote thereon, and to do any and all acts and things necessary and advisable for the preservation, protection, improvement and enhancement thereof.

TO DEAL IN REAL PROPERTY. To acquire by purchase, exchange, lease or otherwise, and to hold, own, use, construct, improve, equip, manage, occupy, mortgage, sell, lease, convey, exchange or otherwise dispose of, alone or in conjunction with others, real estate and leaseholds of every kind, character and description whatsoever and wheresoever situated, and any other interests therein, including, but without limiting the generality thereof, buildings, factories, warehouses, offices and structures of all kinds.

CAPACITY TO ACT. To have the capacity to act possessed by natural persons and to perform such acts as are necessary and advisable to accomplish the purposes, activities and business of the Corporation.

TO ACT AS AGENT. To act as agent or representative for any firm, association, corporation, partnership, government or person, public or private, with respect to any activity or business of the Corporation.

TO MAKE CONTRACTS AND GUARANTEES. To make, execute and perform, or cancel and rescind, contracts of every kind and description, including guarantees and contracts of suretyship, with any firm, association, corporation, partnership, government or person, public or private.

TO BORROW FUNDS. To borrow moneys for any activity or business of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, notes, trust receipts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage, pledge, conveyance, or assignment in trust of all or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, exchange or otherwise dispose of such securities or other obligations of the Corporation.


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TO DEAL IN ITS OWN SECURITIES. To purchase, take, receive, or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock and other securities. Purchases of the Corporation's own shares, whether direct or indirect, may be made without shareholder approval only to the extent of unreserved and unrestricted earned surplus available therefor.

TO ENTER INTO PARTNERSHIPS AND JOINT VENTURES. To enter into any partnership, joint venture or other arrangement for sharing profits, union of interest or reciprocal association with any firm, association, corporation, partnership, government or person, public or private.

TO DEAL IN PATENT AND SIMILAR RIGHTS. To secure, register, purchase, license or otherwise acquire; to hold, own, use, improve, introduce or exploit; and to sell, exchange, pledge, grant licenses or sublicenses in respect of, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses, privileges, inventions, improvements, formulas, processes, copyrights, trademarks, trade names and similar rights.

ASSISTANCE TO OTHER BUSINESSES. To aid, in any manner whatsoever, any firm, association, corporation, partnership or person in whose business the Corporation may be in any way interested or any of whose properties, including shares of capital stock, bonds, notes or other obligations or securities, are held by the Corporation or in which it is in any way interested, and to do any and all acts and things necessary and advisable for the preservation, protection, improvement or enhancement of the value of any such business or property, or for the promotion of any interests of the Corporation.

ACQUISITION OF OTHER BUSINESSES. To acquire all or any part of the goodwill, property, assets, rights and business, and to undertake or assume all or any part of the obligations or liabilities, of any firm, association, corporation, partnership or person; to pay for the same in whole or in part with shares of capital stock, warrants, cash, bonds, debentures, notes, or other securities and obligations of the Corporation or otherwise; to hold, utilize and in any manner dispose of the whole or any part of the rights and property so acquired; and to carry on and conduct the business so acquired and to exercise all powers necessary and advisable in the management and conduct of such business.

GENERAL POWERS. To possess, exercise, and enjoy all rights, powers, privileges and immunities conferred upon corporations by The Indiana General Corporation Act, as now existing or as hereafter amended or supplemented, and all other rights and powers not expressly denied or forbidden by the laws of the State of Indiana; and in respect to business carried on and all acts done and powers exercised in jurisdictions other than Indiana, to posses, exercise, and enjoy all rights, powers, privileges and immunities conferred upon and not expressly denied to corporations under the laws of such other jurisdictions, all of which rights, powers, privileges and immunities shall be considered in addition to and supplemental to those hereinabove granted.

INCIDENTAL POWERS AND PURPOSES. In general, to carry on all activity and business whatsoever and to perform any and all acts in connection with or incidental to the foregoing powers and purposes, or which has for its object the promotion, directly or indirectly, of the general interests of the Corporation, or the protection, improvements, preservation or enhancement of the value of the Corporation's properties and interests, and to do whatever the Corporation may deem necessary and advisable for the accomplishment of any one or more of the purposes of the Corporation, the enumeration of specific powers not being a limitation or restriction in any manner upon the general powers of the Corporation.

CONSTRUCTION OF SECTIONS. The foregoing Sections shall be construed as purposes as well as powers, and the matters expressed in each Section, unless otherwise expressly provided, shall not be limited by reference to, or inference from, the terms of any other Section, each of such Sections being regarded as creating independent powers and purposes. The enumeration of specific powers and purposes in any of such Sections shall not be construed as limiting or restricting in any manner either the meaning of general terms used in any of such Sections, or the scope of the general powers of the Corporation created thereby; nor shall the expression of one thing be deemed to exclude another not expressed, although it be of like nature.

PERIOD OF EXISTENCE

          The period during which the Corporation shall continue is perpetual.


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RESIDENT AGENT AND PRINCIPAL OFFICE

RESIDENT AGENT. The name and address of the Resident Agent in charge of the Corporation's principal office is CT Corporation System, 1011 Merchants Bank Building, Indianapolis, Indiana 46204.

PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is One Indiana Square, Suite 2160, Indianapolis, Indiana 46204.

SHARES

NUMBER.

The total number of shares which the Corporation has authority to issue is 6,000,000.

The number of shares which the Corporation designates as having par value--none.

The number of shares which the Corporation designates as without par value is 6,000,000.

GENERAL TERMS. All of the authorized shares shall be designated as "Common Stock", and each share of Common Stock shall be equal to every other share of Common Stock and shall participate equally in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise.

VOTING RIGHTS. Each holder of the Common Stock shall have the right to vote on all matters presented to shareholders and shall be entitled on all matters including elections of directors to one vote for each share of Common Stock registered in his name on the books of the Corporation.

DIRECTORS

NUMBER OF DIRECTORS. The Board of Directors is composed of nine (9) members. The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be nine (9).

NAMES AND POST OFFICE ADDRESSES OF THE DIRECTORS. The names and post office addresses of the Board of Directors of the Corporation are:


      Name                        Number and Street, City, State and Zip Code
      ----                        -------------------------------------------
Robert P. Cronin            7900 High Drive, Indianapolis, Indiana 46240
H. J. Baker                 6957 North Delaware, Indianapolis, Indiana 46220
Clarence C. Barksdale       First National Bank in St. Louis, P.O. Box 267,
                            St. Louis, Missouri 63166
Merle A. Delph              3 Woodland Drive, Carmel, Indiana 46032
William H. Krieg            5533 Roxbury Terrace, Indianapolis, Indiana 46226
Charles E. Lanham           7564 Silver Pine Court, Indianapolis, Indiana 46250
Marvin L. Miller            R.R. 5, Bedford, Indiana 47421
J. Fred Risk                7801 North Pennsylvania, Indianapolis, Indiana 46240
Richard A. Seal             531 Round Hill Road, Indianapolis, Indiana 46260

QUALIFICATION OF DIRECTORS. Directors need not be shareholders of the Corporation.


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OFFICERS

The names and post office addresses of the officers of the Corporation are:


Robert P. Cronin        President                         7900 High Drive
                                                          Indianapolis, Indiana 46240
Richard A. Seal         Executive Vice President and      531 Round Hill Road
                        Secretary                         Indianapolis, Indiana 46260


PROVISIONS FOR REGULATION OF BUSINESS
AND CONDUCT OF AFFAIRS OF CORPORATION

MEETINGS OF SHAREHOLDERS. Meetings of shareholders of the Corporation shall be held at such place within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

MEETINGS OF DIRECTORS. Meetings of Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

CONSIDERATION FOR SHARES. Shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

BY-LAWS OF THE CORPORATION. The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

          If the By-laws so provide, the Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified from time to time, designate from among its members an executive committee and one or more other committees, each committee to consist of at least three members, which, to the extent provided in such resolution, shall have and exercise all the authority and powers of the Board of Directors of the Corporation, and shall have the power to authorize the execution of all documents and the affixing of the Seal of the Corporation to all papers which may require it; but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation, proposing a special corporate transaction, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, electing or removing officers, or amending the By-Laws of the Corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation.

CONSENT ACTION BY SHAREHOLDERS. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

CONSENT ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation or any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

          Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees or in which they are interested,


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shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding, he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of the Corporation may become involved, as a party otherwise,

          (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

          (ii) by reason of any past or future action taken or not taken by him in any such capacity or status, whether or not he continues to be such at the time such liability or expense is incurred.

          The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct set forth in this paragraph.

          Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall e made at the discretion of the Corporation but only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

          If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

          The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

          The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

          The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

          The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation as a director, officer, employee or agent of another


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corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

DISTRIBUTIONS OUT OF CAPITAL SURPLUS. The Board of Directors of the Corporation may from time to time distribute to its shareholders out6 of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assent or vote of the shareholders, provided that with respect to such a distribution the requirements of The Indiana General Corporation Act other than shareholder approval are satisfied.

POWERS OF DIRECTORS. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of The Indiana General Corporation Act and not specifically prohibited or limited by these Articles.


STATED CAPITAL

          The stated capital at the time of filing these Amended Articles of Incorporation is at least $1,000,000.





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